                                  EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-4 on Form S-8 of our report dated February 9, 2000 relating to the consolidated financial statements and financial statement schedules of American International Group, Inc. and its subsidiaries, which appear in American International Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Post-Effective Amendment.

PricewaterhouseCoopers LLP

New York, New York
November 22, 2000